SECOND AMENDMENT
TO GUARANTY

This Second Amendment to Guaranty is made and entered into effective as of September 25, 2008 between Natixis Real Estate Capital Inc. and Resource Capital Corp. in connection with the Guaranty dated as of April 12, 2007 (the “Guaranty”) from Resource Capital Corp. to Natixis Real Estate Capital Inc, as amended by an Amendment to Guaranty dated September 30, 2007 (the “First Amendment to Guaranty”).

Unless otherwise defined, capitalized terms used in this Amendment shall have the meanings assigned in the Guaranty and, unless otherwise specified, all section references herein refer to sections of the Guaranty.

In consideration of the mutual promises contained herein, and other valuable consideration, the parties hereby amend clause (A) of Section 6(b)(i) of the Guaranty to be as follows: “(A) a Net Worth in excess of $200,000,000,”.

Except as otherwise set forth herein, the Guaranty and First Amendment to Guaranty shall remain unchanged and in full force and effect. From and after the date hereof, any reference to the Guaranty shall be a reference to the Guaranty as amended by the First Amendment to Guaranty and this Second Amendment to Guaranty.

This Second Amendment to Guaranty shall be governed by, and construed in accordance with the substantive laws of the State of New York.

IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to Guaranty to be duly executed and delivered as of the day and year first written above.

NATIXIS REAL ESTATE CAPITAL INC.	RESOURCE CAPITAL CORP.

By: /s/ Jonathan Love	By: /s/ David E. Bloom
Name: Jonathan Love	Name: David E. Bloom
Title: Managing Director	Title: Senior Vice President